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                             EXHIBIT 24(1)

                     CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Security Corporation on Form S-4 of our report dated Fevruary 21, 1997, appearing in the Annual Report on Form 10-K of First Security Corporation for th eyear ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Salt Lake City, Utah
May 2, 1997